Exhibit 10.4

SME Financing Agreement

China Minsheng Bank Wenzhou Branch

Party A: Huadi Steel Group Limited (the “Borrower”)

Address: 1688 Yongzhong Street, Longwan District, Wenzhou, PRC

Legal representative: Di Wang

Party B: China Minsheng Bank Wenzhou Branch (the “Lender”)

Address: 1 Huaijiang Road, Lucheng District, Wenzhou, PRC

Contact person: Qing He

Rider

Article 1. Line of credit: RMB 14,900,000

Article 2. Term: From April 25, 2019 to April 25, 2020

Article 3. Account number: ---

Article 4. Security interest:

Name of Guarantor	Agreement No.	Agreement Name

Huadi Steel Group Limited	---	Collateral Agreement
Huadi Steel Group Limited	---	Collateral Agreement
Huadi Steel Group Limited	---	Collateral Agreement
Taizhou Huadi Co., Ltd.	---	Collateral Agreement
Di Wang, Jueqin Wang and Juepeng Wang		Collateral Agreement

SME Financing Agreement

General

1.	The maximum credit amount that Party A can apply to Party B during the term of the maximum credit line shall be stipulated in Article 1 of the Rider.

2.	The credit line refers to the amount of the guarantee and the equivalent of the guarantee, that is, the equal amount of financing used by the third party other than Party A or Party A to pay the deposit and its equivalent does not occupy the above amount.

3.	The use of proceeds shall include but not limited to the following:

(1)	Working capital loan

(2)	Bank acceptance draft

(3)	Commercial draft discounting

Working Capital Loan Agreement

1.	Loan interest rate is negotiated upon each withdrawal.

2.	If Borrower fails to repay the loan on time, Lender has right to charge Borrower the penalty interest which will be calculated as the penalty interest rate times the number of days due.

The penalty interest rate = the interest rate specified in this contract plus 50% of the interest rate

3.	Borrower shall repay all the loan principal at one time before the contract maturity date.

4.	If Borrower wants to repay the loan prior to the maturity date, Borrower shall notify Borrower in writing 10 business days in advance. Upon approval of Loaner, such written application cannot be revoked.

5.	If Borrower uses the loan in violation of the purpose of this agreement, Loaner has right to terminate the agreement and charge Borrower the penalty interest which will be calculated as the penalty interest rate times the number of days due.

6.	The penalty interest rate = the interest rate specified in this contract plus 50% of the interest rate.

Bank Acceptance Draft

1.	Loan interest rate is set upon each application.

Interest rate = draft amount – discounting interest amount

Discounting interest amount = draft amount * discount rate * discount term

2.	If Borrower breached the agreement, Lender has right to charge Borrower the penalty interest which will be calculated as the penalty interest rate times the number of days due.

The penalty interest rate = the interest rate specified in this contract plus 50% of the interest rate